L.A. PREVRATIL, LLC
Certified Public Accountants
www.laprevratil.com

Phone 561.837.6627
Fax 561.837.6632
301 Clematis Street
Suite 3000
West Palm Beach, FL 33401

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 15, 2012, with respect to the audited financial statements of InoLife Technologies, Inc. for the years ended March 31, 2012 and 2011, included in InoLife Technologies, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2012.

Firm's Manual Signature

West Palm Beach, Florida
July 27, 2012